EXHIBIT 10.11


                             Galileo Contract No. 33565



                                              GALILEOR INTERNATIONAL
                                           ANCILLARY SERVICES AGREEMENT


This Ancillary Services Agreement
("Agreement") is made and entered into as of this 28th day of August, 1995, between GALILEO
INTERNATIONAL PARTNERSHIP, a Delaware general partnership whose principal place of business is located at 9700 West Higgins Road,
Rosemont, Illinois 60018 U.S.A. ("Galileo") and CORPORATE TRAVEL LINK, INC., a
______________________ corporation whose
mailing address is 35 Pershing Avenue, Newark,
New Jersey 07114 ("Customer").


                               W I T N E S S E T H

WHEREAS, Galileo provides computerized reservations and ticketing services and other services ("Galileo Services") and is willing to allow Customer to have limited access to its Galileo Services; and

WHEREAS, Customer desires to have limited access to Galileo
Services for the purpose of performing certain travel-related functions and services.

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, Galileo and Customer agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following words and terms shall have the following meanings:

         A. "Ancillary Equipment" means all equipment, including communications equipment, provided by Galileo which is used in conjunction with Ancillary Services, such as
                  personal          computer workstations, CRT sets, and
printers.
                  For purposes of this Agreement, the term "Ancillary Equipment" shall include all Software provided by Galileo which is installed on the Ancillary Equipment.

         B.       "Ancillary Services" means limited access to Galileo
                           Services for the purpose of performing certain
travel-                    related functions and services, but specifically
                                    excluding ticketing services.
         C.       "Charges" means all amounts payable by Customer to
                           Galileo under this Agreement.
         D.       "Confidential Information" means all trade secrets,
                  proprietary and confidential information of Galileo, its
                  affiliates, subsidiaries, successors or assigns
         including, without limitation, the following:  (i) any
                  and all hardware and software; (ii) any and all
                           algorithms, routines, subroutines, source code,
object                     code, software programs, computer processing systems
and               techniques employed or used by Galileo, or its
                           affiliates, subsidiaries, successors or assigns, and
any               related items such as specifications, layouts, flow
                           charts, manuals, instruction books, and other like
                           documentation together with all data and know how,
                           technical or otherwise included therein; (iii) all
                  documents, files, reports, drawings, plans, sketches,
                           equipment and the like related to the business of
                           Galileo, or its affiliates, subsidiaries, successors
or                assigns; (iv) any and all upgrades, enhancements,
                           improvements or modifications to the Ancillary
Services                   or to the foregoing; (v) all customer pricing and
                  marketing information of Galileo, or its affiliates, subsidiaries, successors or assigns; and (vi) this Agreement.

         E.       "Galileo Services" or "Galileo" means Galileo's
         computerized reservations and ticketing service and other
                  services.  For purposes of this Agreement, Galileo
                           Services may include services of Galileo, ApolloR
and the                    Gemini Group Limited Partnership ("Gemini") and any
other                      computerized reservation system or authorized agent
                           thereof with whom Galileo has an agreement to
distribute                          such services or similar service ("Related
CRS").  Said                        parties shall not be considered third
parties
under this                          Agreement.

         F.       "Software" means all computer software licensed by
                           Galileo to Customer.

         G. "Transaction" means a message accessing Galileo Services that is transmitted by Customer. For purposes of this Agreement, "Peak Period" means the hours from 7:00 a.m. to 7:00 p.m., Mountain Time, Monday through Friday, and "Off Peak Period" means the remaining hours.

Any term not defined herein shall have the meaning given such term elsewhere in the Agreement.

R "Galileo" and "Apollo" are registered service marks of Galileo
 International.

2.       INSTALLATION

         A.       Galileo shall install or cause to be installed the
                           Ancillary Equipment, as applicable, at each location
set forth on an Attachment A to this Agreement ("Location") and shall provide Customer connection to Ancillary
                           Services.  Galileo shall use its best efforts to

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install                    and connect the Ancillary Equipment at the locations
by                the planned installation dates set forth on each
                           Attachment A.

         B.       Each location shall be reviewed by a Galileo
                           representative to determine what, if any, physical modifications shall be required to support the
Ancillary   Equipment at that location.  After the site
review is  completed, Galileo shall issue a
site survey for each  location.  The site survey shall
 detail the layout of all   terminals, cables, and backroom
support
Ancillary    Equipment (e.g., transaction processing
units and   modems).  At its own cost and expense,
Customer shall   implement, or cause to be
implemented, any physical  modification required by
the site survey, including,  without limitation, the
furnishing of electrical power, the installation of data
cables, access to telephone   lines, and any inside
wiring that may be necessary for      data line connectivity.

         C.       Customer shall not relocate any installed Ancillary
                           Equipment without first obtaining Galileo's written consent. Any approved relocation must be accomplished by Galileo or its designee at Customer's sole cost and expense.

         D. Customer represents and warrants that each location is owned or controlled by Customer and that it has authority to enter into this Agreement on behalf of each said location.

3.       TRAINING

         A. Galileo shall provide Customer appropriate and sufficient training in Customer's use of Ancillary Equipment and Ancillary Services. Customer shall be responsible to ensure that its employees complete all required training. Galileo shall designate the time and location of and shall bear the cost of providing a trainer and/or materials used in such training program.

         B.       Only qualified personnel who have satisfactorily
                           completed Galileo's training program applicable to Customer's use of Ancillary Equipment and Ancillary Services (hereinafter "Designated Users"), and
Customer employees trained by Designated Users, shall be permitted to use Ancillary Services and operate
Ancillary Equipment.

         C.       Galileo may provide training to Customer's Designated
                  Users for use of any major enhancements or modifications to Ancillary Services or Ancillary Equipment and may
                           provide additional training at Customer's request.
Any  such training shall be a Customer's expense and at a time

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                  and location designated by Galileo.

         D. Galileo may, at its discretion, monitor or test the proficiency level of Customer's employees in the use of the Ancillary Equipment and Ancillary Services.  If
                           Galileo determines that their proficiency levels are insufficient for the proper use of the Ancillary
                              Equipment and Ancillary Services, then Customer
must                                arrange for its employees to undertake any
further training which Galileo determines necessary to bring Customer's employees to the desired proficiency level. Customer is responsible for all costs and expenses associated with any such additional training.

         E. If any training conducted pursuant to this Article 3 is not performed on-site, Customer, not Galileo, shall bear all living expenses of Customer's employees while attending any of the above training programs.

4.       SOFTWARE LICENSE - RESTRICTIONS

         A.       (i)      Galileo hereby grants Customer a nonexclusive
                           license to use the software during the term of this Agreement. The Software is the property of Galileo and may not be used, in whole or in part, by Customer on other than or with the Ancillary
                           Equipment set forth on the Attachment A(s) unless otherwise agreed to by Galileo. This license automatically terminates upon termination of this Agreement.

                  (ii) Title and full ownership rights to the Software remain with Galileo or such other party with whom Galileo has a distributorship or licensing agreement ("Licensor"). The Software is the proprietary information and trade secret of Galileo or its licensor, whether or not any portion thereof is or may be validly copyrighted or patented. Customer shall maintain the confidential nature of the Software and related materials which are provided hereunder for its own internal use and protect them as it does its own most valuable and strategic assets and trade secrets.

         B.       (i)      Except with prior written consent of Galileo, or as
                           set forth in Article 4.8(ii) hereof, Customer shall not copy, reproduce, or duplicate the Software in any way, nor shall it sell, lease, pledge, assign, license, dispose of, or otherwise transfer or encumber the Software.

                  (ii) Any Software provided by Galileo hereunder in machine-readable form amy be copied, in whole or in part, in printed or machine-readable form solely for

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                           Customer's internal use for backup and archival
                           purposes and may be used only in the event of damage, destruction, or loss of the original Software supplied. The original and all copies of the Software, in whole or in part, remain the property of Galileo or its licensor.

                  (iii) Except with the prior written consent of Galileo,
                           Customer shall not add to, modify, enhance, or alter the Software. Customer shall not disassemble, reverse assemble, reverse compile or otherwise reverse engineer any portion of the Software.

                  (iv) Except with the prior written consent of Galileo, Customer shall not provide or otherwise make available the Software or any part thereof, including, but not limited to, programs, diagrams,
                           flow charts, logic, and operating and training manuals, to any person other than Customer's employees, officers, or directors who require access to the Software in the normal course of Customer's business.

                  (v) Customer shall advise all persons who are permitted to have access to the Software of the nondisclosure provisions of this Article 4, and Customer shall take all necessary precautions to ensure that these persons comply with such provisions. Customer shall be liable to Galileo for any violation by any such person of said non-disclosure provisions.

         C.       Except with the prior written consent of Galileo,
                           Customer shall not use the Software for any
functions other than those set forth in the related operations manuals. Galileo may revoke any such consent by giving thirty (30) days prior written notice to Customer.

         D. Galileo provides portions of the Software pursuant to license agreements with various third party software providers. Certain of these providers may require
                           Galileo to obtain Customer's agreement to and
compliance with software sublicenses. Customer agrees to abide by all such sublicenses and, if required, agrees to execute any such sublicense. Customer's failure to agree to execute or abide by a sublicense shall constitute a breach of this Agreement and in such event Galileo may refuse to install, or may deinstall, the Software and any related Ancillary Equipment and seek any other remedies provided in this Agreement.

5.       THIRD PARTY-PROVIDED PRODUCTS

         A.       Customer shall provide Galileo sixty (60) days prior
                           written notice of its intent to utilize a non-
Galileo                             provided software application which sends
Transactions to or interfaces with Galileo Services except where the application (i) is created using a product provided by Galileo; or (ii) has been previously designated by Galileo as not being incompatible with Galileo.

         B.       Galileo may require that customer provide Galileo
                  information regarding the applications, configuration,
                  and operation of any hardware or software that is not
                           provided by Galileo which interfaces either directly
or                indirectly with Ancillary Services or in connected to
                           Ancillary Equipment ("Third Party Hardware" or
"Third                              Party Software"; collectively "Third Party
Products") and may require that the Third Party Product be tested or certified by Galileo, at Customer's expense.
            Furthermore, Galileo may determine that certain terms and conditions pertaining to Customer's use of the Third Party Products must be agreed to by Customer as a condition of Customer's permissible use.

         C. Customer shall bear sole responsibility to ensure that all Third Party Products meet the requirements and guidelines established by galileo and contained in
the product documentation as it may be changed from time to time.

         D.       Customer is strictly prohibited from disassembling
                           Ancillary Equipment for any reason, including, but
not               limited to, the purpose of installing Third Party
                           Hardware within Ancillary Equipment.

         E. Galileo shall have no liability for any costs associated with Customer's procurement or use of Third Party
                           Products and shall have no responsibility for
installing  Third Party Products.  In addition Galileo
shall have no  liability whatsoever for and Customer releases
Galileo  from any responsibility for (i) testing, certifying, or assisting with the functional suitability, operation, or
                  compatibility of Third Party Products (unless the parties have executed Galileo's standard product testing agreement under which Customer agrees to pay
Galileo's   then-current fees for such testing); (ii)
enhancement or modifications of Galileo Services rendering Third Party Products incompatible with Galileo
Services; (iii) any defects, malfunctions, failure to perform, loss, interruption, and errors of any kind by Third Party products; or (iv) provision of support or maintenance services of any kind for Third Party
Products. In the event of system failure following the installation or use of Third Party Products, at Customer's expense, Galileo shall attempt to restore or reinstall Galileo-provided Software so long as Customer has attempted and has been unable to restore same. Galileo shall have no obligation to restore or reinstall any of Customer's data files or Third Party Products.

         F.       Customer shall (i) be liable to Galileo for any loss or
                  damage to Galileo Services, Ancillary Services or
                           Ancillary Equipment that is caused by the Third
Party                      Product's performance or failure to perform or by
                           Customer's installation, deinstallation or use of a
Third                      Party Product, including all costs incurred by
Galileo                    inn connection with the service and repair required
to                restore Customer's connection to Galileo Services or
                           Ancillary Services; and (ii) indemnify and hold
harmless                   Galileo, its owners, officers, directors, agents,
and                        employees against and from any and all liabilities,
                           damages, losses, expenses, claims, demands, suits,
fines                      or judgments, including, but not limited to,
attorneys' fees, costs and expenses incident thereto,
which may be suffered by, accrue against, be charged to, or
be recovered from Galileo, its owners, officers,
directors,  agents, or employees, by reason of any loss of,
damage  to, or destruction of property, including loss of
the use  thereof, or economic loss arising out of or in
connection  with (a) any act, error or omission of
Customer, its  officers, directors, agents, or employees in
the installation, deinstallation, or operation of a Third
                  Party Product; (b) any act, error, or omission of the
                  provider of a Third Party Product or any other third
                           party in the installation and operation of a Third
Party                      Product; and (c) any defect, malfunction, failure to
                           perform, and error of any kind caused or contributed
to                by a Third Party Product.

         G.       In the event that Customer elects to utilize Third Party
                  Software which provides automatic transaction
                           capabilities, including, but not limited to, update, query, retrieval, and download, Customer must install a  throttling mechanism to control the frequency
of   Transactions transmitted through Galileo.
Customer's   throttling mechanism must control such
frequency to no   more than three (3) Transactions per
second per line  interchange address (notwithstanding,
Galileo makes no  Representation that Galileo accepts a
specified quantity  of Transactions for a given time period).
Galileo may   further require that Customer maintain, at
Customer's   expense, a telecommunication line for such
application  separate and distinct from any other
telecommunication   line used in conjunction with services
provided by   Galileo.

         H.       In the event that any Galileo-provided Software is
                           installed on Third Party Hardware, Customer shall promptly remove all liens and pay all assessments, license fees, or other charges when levied or
assessed on                         or against the Third Party Hardware or the
ownership or                        use thereof.

         I. Notwithstanding anything to the contrary herein, in order to protect or maximize the operability of Galileo
                           Services, Galileo may direct Customer to (i)
temporarily  or permanently discontinue its use of a Third
Party   Product or (ii) prohibit direct or indirect
access to   Ancillary Services by such Third Party Product,
and                        Customer must comply with such direction.

6.       OPERATION OF ANCILLARY EQUIPMENT

         A. To maintain an effective connection between Ancillary Services and Ancillary Equipment and to prevent misuse of Ancillary Services and Ancillary Equipment, Customer
                           agrees that Ancillary Services and Ancillary
Equipment shall be used and operated in strict accordance with operating instructions provided by Galileo.
Prohibited uses include, but are not limited to, nonbusiness uses, personal messages, providing services unauthorized by this Agreement to third parties, training others in the use of Ancillary Services, or other uses designated by Galileo in writing as prohibited.

         B.       Customer may provide the Ancillary Services display only
                  to Customer's employees and may not provide Ancillary
                           Services to any other person or entity without the written consent of Galileo. Customer expressly acknowledges and agrees that, notwithstanding
anything to                         the contrary herein, all PNR, passenger and
other data and information entered into Galileo Services is owned by Galileo.

         C. Customer shall take all precautions necessary to prevent unauthorized operation or use of Ancillary Services and the Ancillary Equipment.  Customer is liable and
                           responsible for any Transactions by Customer and its
                           employees using Ancillary Services and must ensure
that                       each agrees to use Ancillary Services and Ancillary
                  Equipment in accordance with the provisions set forth herein. Galileo reserves the right to deny access to Ancillary Services at an y time to any individual that fails to comply with the provisions of this Agreement.

7.       INDEMNIFICATION

         A.       Customer hereby agrees to indemnify and hold harmless
                  Galileo, its owners, officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits,
fines                      or judgments, including, but not limited to,
reasonable                          attorneys' fees, costs and expenses incident
thereto,                            which may be suffered by, accrue against, be
charged to,                         or be recovered from Galileo, its owners,
officers,  directors, agents, or employees, by reason
of any                              injuries to or deaths of persons or the loss
or, damage to, or destruction of property, including loss
of the use  thereof or any other loss or claim whatsoever,
whether in  contract or tort, law or equity, arising out of
or in  connection with any act, failure to act, error
or                         omission of Customer, its officers, directors,
agents, or                          employees in the performance or failure of
performance of                              Customer's obligations under this
Agreement.

         B. To the extent of Galileo's representations and warranties under Article 12.A, Galileo hereby agrees to indemnify and hold harmless Customer, its officers, directors,
                           agents, and employees against and from any and all
                           liabilities, damages, losses, expenses, claims,
demands,                   suits, fines or judgments, including, but not
limited to, reasonable attorneys' fees, costs and expenses
incident                   thereto, which may be suffered by, accrue against,
be charged to, or be recovered from Customer, its officers, directors, agents, or employees, by reason of any injuries to or deaths of persons or the loss of,
damage,                    to, or destruction of property, including loss of
the use                    thereof, arising out of or in connection with any
act,                       error or omission of Galileo, its owners, officers,
                           directors, agents, or employees in the performance
or                         failure of performance of Galileo's obligations
under                               this Agreement.

8.       INSURANCE AND SECURITY INTEREST

         A. Customer shall take all necessary precautions to protect the Ancillary Equipment owned by Galileo and installed on Customer's premises.

         B.       Customer hereby grants to Galileo a purchase money
                           security interest in any purchased Ancillary
Equipment to  secure payment of the purchase price therefor, and agrees that a copy of this Agreement may be filed as
a financing                         statement to protect Galileo's security
interest in such  Ancillary Equipment in all jurisdictions
where the Ancillary Equipment or Customer may be located.
Upon                       payment in full of the purchase price for such
purchased                           Ancillary Equipment,  Galileo shall, upon
Customer's                                  request, take all steps necessary to
terminate its                               security interest in such Ancillary
Equipment.

         C.       (i)      At its own cost, Customer shall procure and maintain
                           insurance, from an insurer nationally recognized and acceptable to Galileo and on terms and conditions acceptable to Galileo, insuring the Ancillary
                           Equipment against all risk of loss or damage, including, without limitation, the risks of fire, theft and such other risks as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

                  (a) Full replacement value coverage for the Ancillary Equipment, which value is stipulated to be not less than the Insurance Value as specified on the relevant Attachment A;
                  (b) An endorsement naming Galileo as a coinsured and as a loss payee to the extent of its interest in the Ancillary Equipment; and

                  (c) An endorsement requiring the insurer to give Galileo at least thirty (30) days prior written notice of any intended cancellation, nonrenewal, or material change of coverage or any default in the payment of a premium.

                  (ii) Prior to the installation of the Ancillary Equipment, Customer shall cause the insurer to provide Galileo with certificates of insurance evidencing the insurance and endorsements specified in Article 8.C(i) hereof.

                  (iii)If Customer fails to maintain or pay the premium on
                           the insurance required in Article 8.C(i) hereof,
                                    then Galileo may secure equivalent insurance
                                    coverage or pay an delinquent premium.  If
Galileo                             elects to do so, then Galileo may, at its
option,                             demand that Customer immediately reimburse
Galileo                             to the extent of Galileo's cost of such
equivalent insurance or delinquent premium payment plus interest at the rate of eighteen percent 918%)
per annum or the maximum interest rate allowed by law, whichever is less, from the date of Galileo's expenditure until the date of reimbursement to Galileo and Customer shall immediately pay all such amounts to Galileo.

         D.       (i)      Notwithstanding anything stated herein to the
                           contrary, Customer shall be liable to Galileo for any loss or damage to the Ancillary Equipment, regardless of the cause thereof, occurring while leased to Customer or while in the possession, custody, or control of Customer.

                  (ii) If any Ancillary Equipment is lost, totally destroyed, damaged beyond repair, or so damaged to constitute a constructive total loss, then, within sixty (60) days after such loss or damage, Customer shall pay to Galileo an amount equal to the replacement value of such equipment on the date of
                           such loss or damage less any insurance proceeds paid to Galileo in accordance with Article 8.C hereof.

9.       ENTRY AND INSPECTION

         Galileo or its designee shall have the right, upon reasonable notice, to enter upon any location during Customer's business hours for the purpose of monitoring Customer's operation of the Ancillary Equipment or Ancillary Services, inspecting the Ancillary Equipment, performing such repairs or maintenance of support services as may be necessary, or removing the
Ancillary Equipment; provided, however, that Galileo shall not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Customer's business.

10.      REPAIR AND MAINTENANCE

         A.       Galileo s hall provide or cause to be provided to
                           Customer support, repair and maintenance services
                           required for the Ancillary Equipment and Ancillary
                           Services.  The support, repair and maintenance
services                   shall be provided during Galileo's normal business
hours                      and through a service organization designated by
Galileo.

         B. To maintain an effective connection between the Ancillary Equipment and Ancillary Services and to preserve the functional integrity of the ancillary Equipment, neither Customer nor any third party, other than a third party designated by Galileo, shall perform or attempt to perform maintenance, repair work, alterations,
                       modifications, support services or programming
of any                nature whatsoever, to the Ancillary Equipment
or                   Ancillary Services.  To obtain maintenance,
repair, or                          support services, Customer shall contact the
Help                                Desk/Galileo Technical Support Center.
Customer may, in   the event of interruption in Ancillary
Services, call the                          Help Desk/Galileo Technical Support
Center.

         C.       Galileo or its designated agent shall perform
                           maintenance, repair, and support services for any
damage                     resulting from (i) accident, transportation,
neglect, or  misuse; (ii) failure or variation of electrical
power;                     (iii) failure to properly maintain the installation
site,                      air conditioning, or humidity control; (iv) causes
other                      than ordinary use; or (v) maintenance, repair,
servicing, or modification of the Ancillary Equipment or
Ancillary  Services performed or provided by anyone other
than                                Galileo or its designated agent.  Unless the
aforesaid damages are a result of the fault or negligence
of Galileo or its designated agent, Customer shall be responsible for all costs and expenses associated with such maintenance, repair, and support services.

         D.       Notwithstanding the provisions of this Article 10,
                           Galileo shall have no responsibility for support,
repair,                    and maintenance services relating to Galileo-
provided                            Software functionality and use thereof not
directly  related to performing travel-related functions.

         E.       Customer shall be responsible for the support, repair,
                  and maintenance of Third Party Products. if repair and maintenance is requested by Customer for Ancillary
                           Services or Ancillary Equipment, and Galileo or its
                           designated agent deems the problem to be attributed
to a                       Third Party Product, Galileo shall have no
obligation to                       perform the necessary repair and, further,
Customer may                        incur a service call fee.

11.      ENHANCEMENTS OR MODIFICATIONS

         A. Galileo retains the right to enhance or modify Ancillary Services or Ancillary Equipment at Galileo's discretion at any time during the term of this Agreement. Any such enhancement or modification may be provided at Galileo's sole discretion, subject to Galileo's charges, terms and conditions. If Customer commences use of any such enhancement or modification, Customer's use shall
                  constitute an agreement by Customer (i) to pay Galileo the prevailing charges, if any, for such enhancement or modification, (ii) to follow the written procedures and instructions provided by Galileo for such enhancement or modification; and (iii) that upon Customer's use of such enhancement or modification this Agreement shall be deemed to be supplemented thereby and all the terms and provisions of this Agreement shall apply to Customer's use of such enhancement or modification.

         B.       Notwithstanding anything to the contrary set forth in
                  Article 11.A hereof, Galileo may, at its sole discretion, determine that certain enhancements or modifications to Ancillary Services or Ancillary Equipment must be accepted by Customer as a condition of Customer's
                           continued use of same.  There shall be no additional
                           charge to Customer for such required modification or
                           enhancement.  If Customer fails to accept such
required                   enhancement or modification in accordance with
Galileo's terms and conditions, Galileo shall have the option of deinstalling the Ancillary Equipment or disconnecting the Ancillary Service requiring the enhancement or modification at the applicable locations and providing Customer with an alternative that does not require such required enhancement or modification, if one exists. If such alternative does not exist, Customer must accept such required modification or enhancement or shall be deemed in breach of this Agreement.

12.      REPRESENTATIONS AND WARRANTY

         A.       GALILEO REPRESENTS AND WARRANTS THAT:

                  (i) IT IS THE OWNER OR LICENSEE OF THE SOFTWARE PROVIDED UNDER THIS AGREEMENT;

                  (ii) IT HAS THE RIGHT TO PROVIDE ANCILLARY SERVICES SET
                           FORTH HEREIN TO THE CUSTOMER; AND

                  (iii)IT SHALL USE ITS BEST EFFORTS TO MAXIMIZE THE UPTIME
                           OF THE ANCILLARY EQUIPMENT.

         B.       CUSTOMER'S REMEDIES FOR BREACH OF THE WARRANTIES SET
                           FORTH IN ARTICLE 12.A HEREOF SHALL BE SOLELY LIMITED
TO                REPAIR OR REPLACEMENT OF THE SOFTWARE, ANCILLARY
                           EQUIPMENT OR ANCILLARY SERVICES CAUSING THE BREACH
AND               INDEMNIFICATION UNDER ARTICLE 7.5 HEREOF.

         C. THE WARRANTIES AND REMEDIES SET FORTH IN ARTICLE 12.A AND 12.B HEREOF ARE EXCLUSIVE AND GALILEO MAKES NO OTHER
                           WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT
                                    LIMITATION, ANY IMPLIED WARRANTY OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH
RESPECT TO THE  SOFTWARE, ANCILLARY EQUIPMENT OR
ANCILLARY SERVICES.

         D.       EXCEPT FOR A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED
                  IN ARTICLE 12.A HEREOF AND EXCEPT FOR THE RIGHT TO
                           RECEIVE THE EXCLUSIVE REMEDIES SPECIFIED IN ARTICLE
12.B                       HEREOF, CUSTOMER HEREBY WAIVES AND RELEASES GALILEO,
ITS               OWNERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM
                  ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL
                  RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST GALILEO,
                  ITS OWNERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO
                  ANY DEFECTS OR INTERRUPTIONS OF SERVICE IN, OR ERRORS
                           (INCLUDING, WITHOUT LIMITATION, ANY ERRORS IN
                  RESERVATIONS AVAILABILITY RECORDS) OR MALFUNCTIONS BY SOFTWARE, ANCILLARY EQUIPMENT, OR ANCILLARY SERVICES, INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM, OR
                  REMEDY IN TORT, AND INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR
                  ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR
                           CONSEQUENTIAL DAMAGES.

13.      FORCE MAJEURE

         Except for any payment obligations, neither party shall be deemed to be in default or liable for any delays in the
event and to the extent that performance thereof is delayed or prevented by acts of God, public, enemy, war, civil
disorder,                  fire, flood, explosion, riot, labor disputes, work
stoppage or                strike, unavailability of equipment, any act or
order of any               governmental authority, or any other cause, whether
similar or                 dissimilar, beyond its control.

14.      CHARGES

         A. Customer shall pay to Galileo license, lease, purchase, installation, and service fees; taxes; and other fees as set forth in this Agreement, Attachment A, and all other applicable attachments to this Agreement, without setoff or counterclaim. Monthly fees commence upon the
                           Ancillary Services being operational.

         B.       For each location as of the effective date of the
                           Agreement and any location added thereafter in
accordance  with the Agreement, Customer shall pay Galileo
the                        Charges as follows:

                  (i) Customer shall pay Galileo an Installation Charge as set forth on Attachment A.

                  (ii) Customer shall pay to Galileo monthly, in advance, a Monthly Fixed Charge for the Ancillary Equipment, interconnection to Ancillary Services, and associated maintenance, repair, and support services, as set forth on Attachment A.

         C.       Customer acknowledges that a change in Customer's
                           hardware or software configuration may result in an adjustment to the Charges. Except for such
increases as                        specified in Article 14.H hereof, such
adjustments shall                           be by written supplement hereto.

         D.       Customer shall be charged in accordance with each
                  Attachment A hereto for: (i) the installation or deinstallation of hardware or software; (ii) relocation of hardware or software within the location; (iii) each location disconnect or relocation to different premises;
                  (iv) hardware or software modifications, upgrades, or
                           enhancements; (v) excess cable required for
installation;                       (vi) installation or peripheral devices
requested by                        Customer; and (vii) similar installation and
                                    deinstallation related expenses.

         E. When applicable, Customer shall pay all SITA (Societe International Telecommunications Aeronautiques) charges incurred in connection with Customer's use of Ancillary Services under this Agreement.

         F. Customer further agrees to pay an overtime premium for maintenance or repair services provided outside of normal business hours at Customer's request. Normal business hours are 8:00 a.m. to 5:00 p.m., local time, Monday through Friday, except holidays observed by Galileo.

         G.       Invoices shall be sent to each location address, as
                           specified on Attachment A, unless alternate written
                           instructions are provided by Customer to Galileo.
All               amounts payable hereunder are due within ten 910) days
                  after the date of invoice and shall be paid in U.S.
                           dollars on a U.S. bank.  Any past due amounts shall
                           accrue interest at a rate not to exceed one and one-
half  percent (1-1.5%) per month compounded or the maximum
rate                       permitted by law, whichever is less.  The accrual of
such                       interest shall not affect any of Galileo's rights or
                           remedies under this Agreement.

         H.       All Charges are subject to increase by Galileo upon
                           thirty (30) days prior written notice, except that
                           Galileo may not increase such Charges by more than
twelve                     (12) percent in any one calendar year.
Notwithstanding the foregoing, the communications cost elements of any of the above Charges shall be subject to increase, at any time and without limitation, to cover any increase in the cost thereof incurred by Galileo.

15.      TAXES AND FEES

         Customer covenants and agrees to pay when due or reimburse and indemnify and hold Galileo and its owners harmless from and against all taxes, fees and other charges of every nature
                  whatsoever (together with any related interest or
penalties                  not arising from fault on the part of Galileo), now
or       hereafter imposed or assessed against Galileo, its owners or
         Customer by any Federal, state, county, or local governmental authority, upon or with respect to this Agreement or upon or with respect to the ordering, purchase, sale, ownership,
                  delivery, leasing, possession, use, operation, return or
other             disposition of property and services thereof or upon the
                  rents, receipts or earnings arising therefrom (excepting
only              Federal, state and local taxes based on or measured by
the net           income of Galileo).  Notwithstanding the foregoing,
unless                     otherwise specified, Galileo shall be responsible
for the                    filing of all personal property tax returns and
shall pay all              taxes indicated thereon,  Customer shall reimburse
Galileo for                all such taxes, fees and charges within ten (10)
days of                    receipt of Galileo's invoice therefor.

16.      TERM

         A. The term of this Agreement shall commence on 9/15/95 and shall continue until terminated by either party upon thirty (30) days prior written notice.

         B. Upon termination of this Agreement, for any reason whatsoever, Customer shall allow Galileo onto its premises to remove, at Customer's expense, all
leased or                           licensed Ancillary Equipment and Galileo
Software, and                       Customer shall return to Galileo all
Confidential Information, including, but not limited to, all manuals, guides, and written materials provided to Customer and all copies of such materials, whether in written or computer readable form.

         C.       Those provisions of the Agreement which by their nature
                  and intent should survive expiration or termination of
                  the Agreement, including, but not limited to,
                           confidentiality and Software license restrictions,
shall                      so survive.

17.      TERMINATION FOR CAUSE

         A.       If either party (the "Defaulting Party") becomes
         insolvent; if the other party (the "Insecure Party") has
                  evidence that the Defaulting Party is not paying its
                           bills when due without just cause; if a receiver of
the Defaulting Party's assets is appointed; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike,
then                       the Insecure Party may immediately terminate this
                           Agreement on written notice to the Defaulting Party
                           unless the Defaulting Party immediately gives
adequate                   assurance of the future performance of this
Agreement by establishing an irrevocable letter of credit --
issued by a U.S. bank acceptable to the insecure Party,
on terms                   and conditions acceptable to the insecure Party, and
in                1an amount sufficient to cover all a mounts potentially
                  due from the Defaulting party under this Agreement --
                           amount sufficient to cover all amounts potentially
due               from the Defaulting Party under this Agreement -- that
                  may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this
                           Agreement in a timely manner.  If bankruptcy
proceedings                         are commenced with respect to the Defaulting
Party and if                        this Agreement has not otherwise terminated,
then the                            Insecure Party may suspend all further
performance of this Agreement until the Defaulting
Party assumes or  rejects this Agreement pursuant to
Section 365 of the Bankruptcy Code or any similar or
successor provision.  Any such suspension of further
performance by the Insecure Party pending the Defaulting
Party's assumption  or rejection shall not be a breach of this
Agreement and  shall not affect the Insecure Party's right to pursue or  enforce any of its rights under this Agreement
or                         otherwise.

         B.       If either party (the "Defaulting Party") refuses,
                           neglects, or fails to perform, observe or keep an of
the               covenants, agreements, terms or conditions contained
                           herein on its part to be performed, observed and
kept,                      and such refusal, neglect or failure continues for
a                          period of thirty (30) days after written notice
(except                    in the case of any payments due where the period to
cure                       such nonpayment shall be five (5) days after notice)
to                the Defaulting Party thereof, then without prejudice to
                  any other rights or remedies of the other party, this
                           Agreement shall, at the option of the non-defaulting party, terminate as of the expiration of the notice period. Notwithstanding anything to the contrary
herein,                    in the event Customer is the Defaulting Party, the
                           Galileo may, at its sole option and without
prejudice to any other of its rights or remedies, reduce or
restrict                   provision or services provided under the Agreement
                           without termination of the Agreement.

         C. The right of either party to require strict performance and observance of any obligations under this Agreement shall not be affected in any way by any previous waiver, forbearance or course of dealing. Exercise by either party of its right to terminate under this Agreement shall not affect or impair its right to bring suit for any default or breach of this Agreement. All obligations of each party that have accrued before termination or that are of a continuing nature shall survive
                                    termination.

         D. If this Agreement includes more than one location and if Customer's default or breach relates to fewer than all locations, then Galileo may, at its sole option, exercise its rights under this Article to terminate this entire Agreement or only with respect to the location(s)
                           involved.

18.      ASSIGNMENT, MERGER, AND SALE

         A. Customer shall not assign, transfer, or sublease this Agreement or any right or obligation hereunder unless the assignee, transferee or sublessee expressly assumes all of the liabilities and obligations of Customer hereunder and Customer has obtained the prior written consent of Galileo, which shall not be unreasonably withheld. Any purported assignments,, transfers or subleases made without such assumption and consent shall, at
Galileo's                           option, be null and void ab initio.

         B.       If Galileo consents to the assignment, transfer or
                           sublease, Customer may be required to pay Galileo a
one- time transfer fee and any sublicense distribution costs that are incurred by Galileo in connection with the assignment of Customer's use of Software.
Customer's failure to pay these fees shall result in the assignment being rendered null and void ab initio.

         C.       In the event Customer acquires or gains control of
                           another entity or merges with or is acquired or
becomes                    controlled by any person or entity not presently
owning                     a controlling interest in Customer, then Galileo, at
its               sole option, may immediately terminate this Agreement
                           without any obligation or liability to Customer,
other                      than past due amounts.

19.      PUBLICITY, ADVERTISING AND PROMOTION

         A. Except in any proceeding to enforce the provisions of this Agreement or except as otherwise required by law, neither party shall publicize or disclose to any third party the provisions of this Agreement or any of the
                           Charges, terms, or conditions herein without the
prior                      written consent of the other party.

         B. Neither party shall use the name or logo of the other in publicity releases or advertising regarding or related to this Agreement without securing the prior written approval of the other party.  Request for approval
shall                      be directed to the respective addresses set forth in
                           Article 22 hereof.

20.      CONFIDENTIALITY

         A.       All Confidential Information, including all applicable
                  rights to patents, copyrights, trademarks, and trade
                           secrets inherent therein or related thereto, is and
shall                      remain the sole and exclusive property of Galileo or
its               Licensor (as applicable).

         B. Customer shall maintain the confidentiality of the Confidential Information using the highest degree of care.  Customer shall not use, sell, transfer,
publish,                   disclose, display, or otherwise make available to
others,                    except as authorized in this Agreement, the
Confidential  Information or any other material relating to
the                        Confidential Information at any time before or after
the termination of this Agreement nor shall Customer permit its officers, directors, employees, agents, or contractors to divulge the Confidential Information
or use the Confidential Information other than as authorized in this Agreement without the prior written consent of Galileo.

         C.       Customer shall ensure that each of its employees,
                           officers, directors, agents or contractors who has
access to the Confidential Information provided under this Agreement is aware of this confidentiality requirement and agrees to be bound by it. Customer shall be liable to Galileo for any violation by any such person of any of the provisions of this Article 20.

21.      ANCILLARY EQUIPMENT

         A. It is understood that: (i) all Ancillary Equipment shall remain the sole property of Galileo; (ii) Customer shall not remove any identifying marks from any such Ancillary Equipment; (iii) Customer shall not subject the Ancillary Equipment to any lien or encumbrance; and (iv) Galileo may enter Customer's premises to remove the Ancillary
                           Equipment immediately upon termination of this
Agreement.

         B.       Customer agrees to make, execute, acknowledge and
                           deliver, any time or from time to time, all
documents, instruments, and assurances, including, without
                                    limitation, financing statements under the
Uniform  Commercial Code, as may be requested by Galileo
to                preserve Galileo's ownership rights and title in and to
                  the Ancillary Equipment, and hereby authorizes Galileo,
                  where permitted b law, to file financing statements and amendments thereto relating tot he Ancillary Equipment without Customer's signature where desirable in Galileo's judgment to preserve Galileo's ownership rights and title in and to the Ancillary Equipment.  Upon deinstallation
                  of the Ancillary Equipment, Galileo shall, upon
                           Customer's request, take all steps necessary to
terminate                           any Uniform Commercial Code filing made with
respect                             thereto.

22.      NOTICES

         Notices given or required hereunder shall be deemed sufficient if sent by first class mail, postage prepaid, or any more
                  expedient written means to the address of Customer as
                           specified in the preamble of this Agreement; notices
to                Galileo should be sent to:

                      GALILEO INTERNATIONAL
                      9700 WEST HIGGINS ROAD
                      ROSEMONT, IL  60018
                      ATTN:  COVZL - CONTRACT NOTICES

         Notices sent via electronic means (e.g., telex, facsimile)
                  shall be effective immediately if received on a business
day      prior to 5:00 p.m. local time of the recipient.  All other notices shall be effective the first business day after receipt.

23.      GOVERNING LAW

         This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort, shall be governed by the internal laws of the State of Illinois,
                  without regard to its conflict of laws principles. All actions brought to enforce or arising out of this
Agreement                  shall be brought in federal or state courts located
within the                 County of Cook, State of Illinois, the parties
hereby consenting to personal jurisdiction and venue therein.

24.      SEVERABILITY

         If any provision of this Agreement is held invalid or
                  otherwise unenforceable, the unenforceability of the
remaining                  provisions shall not be impaired thereby.

25.      CAPTIONS

         The captions appearing in this Agreement have been inserted as a matter of convenience and in no wa define, limit or enlarge the scope of this Agreement or any of the provisions of this Agreement.

26.      INDEPENDENT CONTRACTORS

         This Agreement is not intended to and shall not be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

27.      ADDITIONAL COVENANTS

         The individual signing this Agreement or any amendments to this Agreement, on behalf of the Customer, or if more
than                       one, each of them, represents and warrants that:
(i) he or                  she is duly authorized to execute this Agreement on
behalf of                  Customer; (ii) he or she has full power and
authority to bind  Customer to t he terms and conditions hereof;
(iii) no                   representations or warranties of Customer or the
undersigned,               nor any statements written or oral, made or
furnished to                        Galileo either herein or with respect tot he
organization or                     business of Customer, contains any untrue
statement of a  material fact or omits a material fact
necessary to make the representation, warranty, or statement not misleading; and  (iv) this Agreement constitutes a legal,
valid, and binding                  agreement of Customer, enforceable in
accordance with its  terms.  Customer shall be liable for
and agrees to reimburse Galileo for all attorneys' fees and court
costs incurred by                   Galileo to enforce this Agreement or to seek
remedies for                        breach of this Agreement by Customer.

28.      ENTIRE AGREEMENT

         A. The following Attachments are part of this Agreement: A. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter
hereof and,     as of the effective date, supersedes all prior
                  agreement, whether written or oral, between the parties hereto concerning the subject matter hereof, excluding amounts due Galileo which may have accrued under a prior agreement between the parties. Any such prior amounts due shall be deemed an obligation of this Agreement for which all provisions herein shall apply.

         B. This Agreement may be modified only by further written amendment or supplement signed by all parties to this
                           Agreement.

         C. If any non-English interpretive version of the Agreement is created, then, in the event of a conflict between the English version and any non-English version, the English version shall control.

IN WITNESS WHEREOF, Customer and Galileo have executed this
Agreement as of the day and year first above written.

CUSTOMER                    GALILEO INTERNATIONAL PARTNERSHIP

By                            By

Name   JOSEPH CUTRONA                                Name    Michael G. Foliot

Title  President              Title   Sr. Vice President

Date   August 4, 1995         Date    August 28, 1995



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